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                                                                     Exhibit 3.4

                                     BYLAWS


                                       OF


                           OSWEGO COUNTY NATIONAL BANK

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                                TABLE OF CONTENTS

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                                                   ARTICLE 1
                                            MEETINGS OF SHAREHOLDERS

Section 1.1     Annual Meeting ..........................................................................  1
Section 1.2     Special Meetings ........................................................................  1
Section 1.3     Nominations of Directors ................................................................  1
Section 1.4     Quorum ..................................................................................  1
Section 1.5     Voting ..................................................................................  1
Section 1.6     Informal Action by Shareholders .........................................................  2

                                                   ARTICLE 2
                                                   DIRECTORS

Section 2.1     Board of Directors ......................................................................  2
Section 2.2     Number and Classification ...............................................................  2
Section 2.3     Organization Meeting ....................................................................  3
Section 2.4     Regular Meetings ........................................................................  3
Section 2.5     Special Meetings ........................................................................  3
Section 2.6     Quorum ..................................................................................  3
Section 2.7     Vacancies ...............................................................................  3
Section 2.8     Telephone Meetings ......................................................................  4
Section 2.9     Notice ..................................................................................  4
Section 2.10    Action Without a Meeting ................................................................  4
Section 2.11    Manner of Acting ........................................................................  4
Section 2.12    Resignation .............................................................................  4
Section 2.13    Compensation ............................................................................  4
Section 2.14    Presumption of Assent ...................................................................  5

                                                   ARTICLE 3
                                            COMMITTEES OF THE BOARD

Section 3.1     Standing Committees .....................................................................  5
Section 3.2     Audit Committee .........................................................................  6
Section 3.4     Loan Committee ..........................................................................  6
Section 3.5     Other Committees ........................................................................  6
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
                                                  ARTICLE 4
                                            OFFICERS AND EMPLOYEES

Section 4.1    Generally ...............................................................................  6
Section 4.2    President and Chief Executive Officer ...................................................  7
Section 4.3    Vice President ..........................................................................  7
Section 4.4    Secretary ...............................................................................  7
Section 4.5    Compensation of Officers and Others .....................................................  7

                                                  ARTICLE 5
                                         STOCK AND STOCK CERTIFICATES

Section 5.1    Transfers ...............................................................................  7
Section 5.2    Stock Certificates ......................................................................  8

                                                  ARTICLE 6
                                                CORPORATE SEAL


                                                  ARTICLE 7
                                           MISCELLANEOUS PROVISIONS

Section 7.1    Fiscal Year .............................................................................  8
Section 7.2    Execution of Instruments ................................................................  8
Section 7.3    Records .................................................................................  9
Section 7.4    Corporate Governance ....................................................................  9

                                                  ARTICLE 8
                                                    BYLAWS

Section 8.1    Inspection ..............................................................................  9
Section 8.2    Amendments ..............................................................................  9
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                                   ARTICLE 1

                            Meetings of Shareholders

       Section 1.1 Annual Meeting. The regular annual meeting of the shareholders to elect directors and transact whatever other business may properly come before the meeting, shall be held at the main office of the Association, 44 East Bridge Street, City of Oswego, State of New York or such other places as the Board of Directors may designate, on the Third Thursday of April of each year. If, for any cause, an election of directors is not made on that date, or in the event of a legal holiday, on the next following banking day, an election may be held on any subsequent day within 60 days of the date fixed, to be designated by the Board of Directors, or if the directors fail to fix the date, by the shareholders representing two-thirds of the shares.

       Section 1.2 Special Meetings. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors or by any one or more shareholders owning, in the aggregate, not less than ten percent of the outstanding stock of the Association entitled to vote at the meeting. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than 10 days prior to the date fixed for the meeting, to each shareholder at the address appearing on the books of the Association a notice stating the purpose of the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the home office of the Association to the Chairperson of the Board, the President or the Secretary.

       Section 1.3 Nominations of Directors. Nominations for election to the board of directors may be made by the board of directors or by any stockholder of any outstanding class of capital stock of the association entitled to vote for election of directors.

       Section 1.4 Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law, or by the shareholders or directors pursuant to Section 8.2; but less than a quorum may adjourn any meeting by action of a majority of the shares so represented, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association, or by the shareholders or directors pursuant to Section 8.2. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum.

       Section 1.5 Voting. Each stockholder entitled to vote at any meeting may vote either in person or by proxy. Unless otherwise specified in the Articles of Association or in a resolution, or resolutions, of the Board providing for the issuance of preferred stock, each stockholder entitled to vote shall be entitled to one vote for each share of capital stock registered in his or her name on the transfer books or records of the Association. Except for the election of directors or as otherwise provided by law, the Articles of Association or these Bylaws, at all meetings of stockholders, all matters shall be determined by a vote of the holders of a majority of the number of votes eligible to be cast by the holders of the outstanding shares of capital stock of the Association present and entitled to vote thereat. Directors shall, except as otherwise required by law, these Bylaws or the Articles of Association, be elected by a plurality of the votes cast by each class of shares entitled to vote at a meeting of stockholders, present and entitled to vote in the election. Shareholders may not cumulate their votes for the election of directors.

       Section 1.6 Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter.

                                    ARTICLE 2

                                    Directors

       Section 2.1 Board of Directors. The Board of Directors shall have the power to manage and administer the business and affairs of the Association. Except as expressly limited by law, all corporate powers of the Association shall be vested in and may be exercised by said Board of Directors.

       Section 2.2 Number and Classification.

       (a) The Board of Directors shall consist of not less than five nor more than twenty-five shareholders, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any meeting thereof; provided, however, that a majority of the full Board of Directors may not increase the number of directors to a number which; (i) exceeds by more than two the number of directors last elected by shareholders where such number was fifteen or less; and (ii) to a number which exceeds by more than four the number of directors last elected by shareholders where such number was sixteen or more, but in no event shall the number of directors exceed twenty-five. No person may serve as a Director beyond the end of the month in which he or she turns seventy (70) years of age, provided, however, that Directors who were sixty-two (62) years of age or older on December 31, 2001 shall be eligible to serve as Directors until they have reached the age of seventy-one (71).

     Subject to the rights of any holders of any series of Preferred Stock that may be issued by the Association pursuant to a resolution or resolutions of the Board of Directors providing for such issuance, the directors of the Association shall be divided into three classes with respect to term of office, each class to contain, as near as may be possible, one-third of the entire number of the Board, with the terms of office of one class expiring each successive year. At each annual meeting of shareholders, the successors to the class of directors whose term expires at that time shall be elected by the shareholders to serve until the annual meeting of shareholders held three years next following and until their successors shall be elected and qualified. In the event of any intervening changes in the authorized number of directors, the Board of Directors shall designate the class or classes to which the increases or decreases in directorships shall be apportioned and may designate one or more directorships as directorships of another class in order more nearly to achieve equality of number of directors among the classes; provided, however, that no such apportionment or redesignation shall shorten the term of any incumbent director.

       (b) The Board may elect annually Emeriti Members of the Board consisting of former Board Members who have retired after being no longer eligible for re-election as a Director because of the age limit set forth in this section. No Emeritus Member may be elected or serve after their seventy-fifth (75th) birthday, provided however, that Directors who were seventy-four (74) years of age or older on December 31, 2001 shall be eligible to serve as Directors Emeriti until they have reached the age of eighty-six (86). Directors Emeriti must have previously served as members of the Board of Directors. Emeriti Members are entitled to receive notice of all Board Meetings. They may attend Board Meetings but shall not have the right to vote nor shall such position carry with it any of the responsibilities, powers and privileges of the regular members of the Board.

       Section 2.3 Organization Meeting. The Secretary, upon receiving the certificate of the Inspectors of Election, of the result of any election, shall notify the directors-elect of their election and of the time at which they are required to meet at the main office of the Association to organize the new Board of Directors and elect and appoint officers of the Association for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within 30 days thereof. If, at the time fixed for such meeting, there shall not be a quorum, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

       Section 2.4 Regular Meetings. The regular meetings of the Board of Directors shall be held, without notice, on the Third Thursday of each month at the main office. When any regular meeting of the Board of Directors falls upon a holiday, the meeting shall be held on the next banking business day unless the Board of Directors shall designate another day.

       Section 2.5 Special Meetings. Special meetings of the Board of Directors may be called by the Chairperson of the Board, the President or at the request one-third of the directors. Each member of the Board of Directors shall be given notice stating the time and place by telegram, letter, or in person, of each special meeting. The persons authorized to call special meetings may fix any place for holding any special meeting called by such persons.

       Section 2.6 Quorum. A majority of the director positions on the Board of Directors shall constitute a quorum at any meeting, except when otherwise provided by law or these Bylaws, provided that a quorum may not be reduced below one-third of the director positions but a less number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. If the number of directors is reduced below the number that would constitute a quorum, no business may be transacted, except selecting directors to fill vacancies in conformance with Section 2.7. If a quorum is present, the directors may take action through a vote of the majority of the directors who are in attendance.

       Section 2.7 Vacancies. When any vacancy occurs among the directors, including a vacancy created by an increase in the number of directors, the remaining members of the Board of Directors, according to the laws of the United States, may appoint a director to fill such vacancy at any regular meeting of the Board of Directors, or at a special meeting called for that purpose at which a quorum is present, or if the directors remaining in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the directors remaining in office, or by shareholders at a special meeting called for that purpose, in conformance with Section 1.2. At any such shareholder meeting, each shareholder entitled to vote shall have the right to multiply the number of votes he or she is entitled to cast by the number of vacancies being filled and cast the product for a single candidate or distribute the product among two or more candidates. A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

       Section 2.8 Telephone Meetings. Members of the Board of Directors may participate in and hold meetings by means of conference telephone or similar communications equipment such that all persons participating in the meeting can hear each other. Such participation shall constitute presence in person and shall constitute attendance for the purposes of compensation pursuant to Section 2.13.

       Section 2.9 Notice. Written notice of any special meeting shall be given to each director at least two days prior thereto when delivered personally or by telegram or at least five days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so ad dressed, with postage prepaid if mailed or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the Secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

       Section 2.10 Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

       Section 2.11 Manner of Acting. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is required by law, the Articles of Association or these Bylaws.

       Section 2.12 Resignation. Any director may resign at any time by sending a written notice of such resignation to the home office of the Association addressed to the Chairperson of the Board or the President. Unless otherwise specified, such resignation shall take effect upon receipt by the Chairperson of the Board or the President. More than three consecutive absences from regular meetings of the Board of Directors, unless excused by resolution of the Board of Directors, shall automatically constitute a resignation, effective when such resignation is accepted by the Board of Directors.

       Section 2.13 Compensation. Directors, as such, may receive a stated salary for their services. By resolution of the Board of Directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the Board of Directors. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the Board of Directors may determine.

              Section 2.14 Presumption of Assent. A director of the Association who is present at a meeting of the Board of Directors at which action on any Association matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Association within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

                                   ARTICLE 3

                             Committees of the Board

              Section 3.1 Standing Committees. At each annual meeting of the Board, the Chairperson of the board of directors may designate, by resolution adopted by a majority of the entire Board, the following committees:

              (a)  Audit Committee

              (b)  Nominating Committee

              (c)  Loan Committee

which shall be standing committees of the Board. The Board shall appoint a director to fill any vacancy on any committee of the Board. The members of the committees shall serve at the pleasure of the Board.

              Section 3.2 Audit Committee. The Audit Committee shall consist of at least three (3) members whose background and experience are financial and/or business management related, none of whom shall be an officer or salaried employee of the Association or its subsidiaries or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. At any regular meeting of the Board, any director who is otherwise eligible to serve on the Audit Committee may be elected to fill a vacancy that has occurred on the Audit Committee. The Board shall designate one member of the committee to serve as chairperson of the committee. The Audit Committee shall meet annually, at the call of the chairperson of the committee and may hold such additional meetings as the chairperson of the committee may deem necessary, to examine, or cause to be examined, the records and affairs of the Association to determine its true financial condition, and shall present a report of examination to the Board at the Board's next regular meeting following the meeting of the Audit Committee. The committee shall appoint, from its membership or otherwise, a secretary who shall cause to be kept written minutes of all meetings of the committee. The Audit Committee shall make, or cause to be made, such other examinations as it may deem advisable or whenever so directed by the Board and shall report thereon in writing at a regular meeting of the Board. The Audit Committee shall make recommendations to the Board in relation to the employment of accountants and independent auditors and arrange for such other assistance as it may deem necessary or desirable. The Audit Committee shall review and evaluate the procedures and performance of the

                                       5

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Association's internal auditing staff. A quorum shall consist of at least one-third of the members of the committee, and in no event less than two (2) members of the committee.

              Section 3.3 Nominating Committee. In any year, the Nominating Committee shall consist of all members of the Board of Directors of the Company who will not stand for election or re-election at the Annual Meeting of Shareholders to be held during that year. The Nominating Committee shall have authority (a) to review any nominations for election to the Board of Directors made by a stockholder of the Association pursuant to these Bylaws in order to determine compliance with such Bylaw provision, and (b) to nominate persons for election to the Board of Directors.

              Section 3.4 Loan Committee. There shall be a loan committee composed of three directors, appointed by the Board of Directors annually or more often. The loan committee shall have power to discount and purchase bills, notes and other evidences of debt, to buy and sell bills of exchange, to examine and approve loans and discounts, to exercise authority regarding loans and discounts, and to exercise, when the Board of Directors is not in session, all other powers of the Board of Directors regarding loans that may lawfully be delegated. The loan committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board of Directors at which a quorum is present, and any action taken by the Board of Directors with respect thereto shall be entered in the minutes of the Board of Directors.

              Section 3.5 Other Committees. The Board of Directors may appoint, from time to time, from its own members, other committees of one or more persons, for such purposes and with such powers as the Board of Directors may determine. A committee may not, however, (i) authorize distributions of assets or dividends; (ii) approve action required to be approved by shareholders; (iii) fill vacancies on the Board of Directors or any of its committees; (iv) amend the Articles of Association; (v) adopt, amend or repeal these Bylaws; or (vi) authorize or approve issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series or shares.

                                   ARTICLE 4

                             Officers and Employees

              Section 4.1 Generally. The Board of Directors as soon as may be practicable after the annual meeting of stockholders, shall choose a President and Chief Executive Officer, one or more Vice Presidents, and a Secretary and from time to time may choose such other Officers as it may deem proper. Any number of offices may be held by the same person.

              (a) The term of office of all Officers shall be until the next annual election of Officers and until their respective successors are chosen, but any Officer may be removed from office at any time by the President (without prejudice to any contract rights that an Officer may have). The President may be removed from office at any time by the affirmative vote of a majority of the authorized number of Directors then constituting the Board of Directors (without prejudice to any contract rights that the President may have).

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

              (b) All Officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such Officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

              Section 4.2 President and Chief Executive Officer. The President and Chief Executive Officer (the "President") shall have general responsibility for the management and control of the business and affairs of the Association and shall perform all duties and have all powers which are commonly incident to the offices of President and Chief Executive Officer or which are delegated to him or her by the Board of Directors. Subject to the direction of the Board of Directors, the President shall have power to sign all stock certificates, contracts and other instruments of the Association which are authorized and shall have general supervision of all of the other Officers, employees and agents of the Association.

              Section 4.3 Vice President. The Vice President or Vice Presidents shall perform the duties of the President in his or her absence or during his disability to act. In addition, the Vice Presidents shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them by the Board of Directors, the Chairperson of the Board or the President. A Vice President or Vice Presidents may be designated as Executive Vice President or Senior Vice President.

              Section 4.4 Secretary. The Secretary or an Assistant Secretary shall issue notices of meetings, shall keep their minutes, shall have charge of the seal and the corporate books, shall perform such other duties and exercise such other powers as are usually incident to such offices and/or such other duties and powers as are properly assigned thereto by the Board of Directors, the Chairperson of the Board or the President.

              Section 4.5 Compensation of Officers and Others. The compensation of the President and Chief Executive Officer shall be fixed from time to time by the Board, or by any committee or officer authorized by the Board to do so.

                                   ARTICLE 5

                          Stock and Stock Certificates

              Section 5.1 Transfers. Shares of stock shall be transferable on the books of the Association, and a transfer book shall be kept in which all transfers of stock shall be recorded. Authority for such transfer shall be given only by the holder of record or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney authorized by a duly executed power of attorney and filed with the Association. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Association shall be deemed by the Association to be the owner for all purposes. The Board of Directors may impose conditions upon the transfer of the stock reasonably calculated to simplify the work of the Association with respect to stock transfers, voting at shareholder meetings, and related matters and to protect it against fraudulent transfers. Every person becoming a shareholder by such transfer shall in proportion to his shares, succeed to all rights of the prior holder of such shares. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of

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

the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Association. All certificates surrendered to the Association for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and cancelled, except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the savings bank as the Board of Directors may prescribe.

              Section 5.2 Stock Certificates. Certificates representing shares of capital stock of the Association shall be in such form as shall be determined by the Board of Directors. Certificates of stock shall bear the signature of the President (which may be engraved, printed or impressed), and shall be signed manually or by facsimile process by the Secretary, Assistant Secretary, Cashier, Assistant Cashier, or any other officer appointed by the Board of Directors for that purpose, to be known as an authorized officer, and the seal of the Association shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Association properly endorsed.

     The Board of Directors may adopt or utilize procedures for replacing lost, stolen, or destroyed stock certificates as permitted by law.

     The Association may establish a procedure through which the beneficial owner of shares that are registered in the name of a nominee may be recognized by the Association as the shareholder. The procedure may set forth: (i) the types of nominees to which it applies; (ii) the rights or privileges that the Association recognizes in a beneficial owner; (iii) how the nominee may request the Association to recognize the beneficial owner as the shareholder; (iv) the information that must be provided when the procedure is selected; (v) the period over which the Association will continue to recognize the beneficial owner as the shareholder; and (vi) other aspects of the rights and duties created.

                                   ARTICLE 6

                                 Corporate Seal

     The President, the Cashier, the Secretary or any Assistant Cashier or Assistant Secretary, or other officer thereunto designated by the Board of Directors, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form: [SEAL]

                                   ARTICLE 7

                            Miscellaneous Provisions

              Section 7.1 Fiscal Year. The fiscal year of the Association shall be on the 31st of December of each year.

              Section 7.2 Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies, checks, drafts and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Association by the Chairperson of the Board of the Directors, or the President, or any Vice President, or the Secretary, or the Cashier, or, if in connection with the exercise of fiduciary powers of the Association, by any of those officers or by any trust officer. Any such instruments may also be executed, acknowledged, verified, delivered or accepted on behalf of the Association in such other manner and by such other officers as the Board of Directors may from time to time direct. The provisions of this Section 8.2 are supplementary to any other provision of these Bylaws.

          Section 7.3 Records. The Articles of Association, the Bylaws and the proceedings of all meetings of the shareholders, the Board of Directors, and standing committees of the Board of Directors, shall be recorded in appropriate minute books provided for that purpose. The minutes of each meeting shall be signed by the Secretary, Cashier or other officer appointed to act as secretary of the meeting.

          Section 7.4 Corporate Governance. To the extent not inconsistent with applicable federal banking statutes, the corporate governance procedures of Delaware General Corporation Law will be followed.

                                   ARTICLE 8

                                     Bylaws

          Section 8.1 Inspection. A copy of the Bylaws, with all amendments, shall at all times be kept in a convenient place at the main office of the Association, and shall be open for inspection to all shareholders during banking hours.

          Section 8.2 Amendments. The Bylaws may be amended, altered or repealed, at any regular meeting of the Board of Directors, by a vote of a majority of the total number of the directors. The Association's shareholders may amend or repeal the Bylaws even though the Bylaws may be amended or repealed by its Board of Directors.

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

         I, _________ certify that: (1) I am the duly constituted secretary or cashier of Oswego County National Bank and Secretary of its Board of Directors, and as such officer I am the official custodian of its records; (2) the foregoing bylaws are the bylaws of the Association, and all of them are now lawfully in force and effect.

         I have hereunto affixed my official signature and the seal of the Association, in the City of Oswego, on this day of ____________, 2002.



                                                     Secretary__________________

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